Exhibit 99

[LOGO] KADANT                                                               NEWS
AN ACCENT ON INNOVATION
One Acton Place, Suite 202
Acton, MA 01720

Investor contact: Thomas M. O'Brien, 978-776-2000
Media contact: GreatPoint Communications, 978-392-6866



                    Kadant Reports 2003 First Quarter Results
                        and Raises Guidance for the Year


ACTON, Mass., April 30, 2003 - For the first quarter of 2003, Kadant Inc. (AMEX:KAI) reported GAAP net income of $3.0 million, or $.22 per diluted share, versus a net loss of $34.1 million, or a loss of $2.79 per diluted share, in the 2002 period. Adjusted per share earnings in 2002, which exclude $.18 of restructuring and unusual charges and a charge of $2.68 for the cumulative effect of a change in accounting principle, were $.07. Revenues in the first quarter of 2003 increased 19 percent to $51.4 million (including $2.1 million from the favorable effect of currency translation), compared with $43.3 million a year ago.

         "We're pleased to begin the year with significant increases in earnings and revenues," said William A. Rainville, chairman and chief executive officer of Kadant. "Even without the currency exchange benefit, our revenues grew 14 percent over the same period last year - all internal growth. Furthermore, our operating income rose to $4.6 million, compared with adjusted operating income of $2.2 million in 2002, and quarterly bookings reached a three-year high of $61.1 million, up 25 percent from last year (excluding the favorable effect of currency exchange).

         "The biggest contributor to our top-line performance was strong demand in China for our stock-preparation systems used to produce recycled containerboard. In our composite building products business, we reached a milestone by achieving profitability during the quarter, with record sales of our decking systems.

         "We are particularly pleased with the increase in first quarter bookings, which came entirely from our Papermaking Equipment segment. Orders for stock-prep systems were strong due to nearly $16 million in equipment bookings from China. We are also encouraged by increased orders for our papermaking accessories and water-management products, primarily from customers in North America and Europe.

         "Based on our first quarter bookings, we expect to earn - on a GAAP basis - from $.24 to $.26 per diluted share, on revenues of $53 to $55 million in the second quarter of 2003. For the full year, we are raising our earlier
EPS and revenue guidance of $.80 to $.90 and $185 to $195 million, respectively. We now expect to earn from $.84 to $.92 per diluted share, on revenues of $190 to $200 million for all of 2003, based on what we believe will be a strong first half, but taking into account ongoing uncertainty in global markets."

         Mr. Rainville added, "The changes we made last year to our operating and financial structure are also contributing to our solid performance. We believe that these actions, combined with our ongoing commitment to reinvest in the business for long-term growth, are beginning to pay off."

                                     -more-

Financial Highlights (unaudited)
(In thousands except per share amounts and percentages)

                                                                                               Three Months Ended
                                                                                     -------------------------------------
Consolidated Statement of Operations                                                 March 29, 2003      March 30, 2002(a)
--------------------------------------------------------------------------------------------------------------------------
Revenues                                                                             $       51,375         $       43,340
                                                                                     --------------         --------------
Costs and Operating Expenses:
   Cost of revenues                                                                          32,208                 27,187
   Selling, general, and administrative expenses                                             13,512                 12,691
   Research and development expenses                                                          1,043                  1,288
   Restructuring and unusual costs                                                                -                  3,637
                                                                                     --------------         --------------
                                                                                             46,763                 44,803
                                                                                     --------------         --------------
Operating Income (Loss)                                                                       4,612                 (1,463)
Interest Income                                                                                 236                    655
Interest Expense                                                                                (17)                (1,429)
Other Income                                                                                      -                     47
                                                                                     --------------         --------------
Income (Loss) Before Income Taxes and Cumulative Effect of Change
   in Accounting Principle                                                                    4,831                 (2,190)
Income Tax (Provision) Benefit                                                               (1,836)                   831
                                                                                     --------------         --------------
Income (Loss) Before Cumulative Effect of Change in Accounting Principle                      2,995                 (1,359)

Cumulative Effect of Change in Accounting Principle (net of income
   tax benefit of $12,420)                                                                        -                (32,756)
                                                                                     --------------         --------------
Net Income (Loss)                                                                    $        2,995         $      (34,115)
                                                                                     ==============         ==============

Basic and Diluted Earnings (Loss) per Share Before Cumulative Effect of
   Change in Accounting Principle                                                    $          .22         $         (.11)
                                                                                     ==============         ==============
Basic and Diluted Earnings (Loss) per Share                                          $          .22         $        (2.79)
                                                                                     ==============         ==============

Weighted Average Shares
   Basic                                                                                     13,574                 12,239
                                                                                     ==============         ==============
   Diluted                                                                                   13,767                 12,239
                                                                                     ==============         ==============

                                                                                               Three Months Ended
                                                                                     -------------------------------------
Adjusted Diluted Earnings per Share                                                  March 29, 2003         March 30, 2002
--------------------------------------------------------------------------------------------------------------------------
GAAP Diluted Earnings (Loss) per Share                                               $          .22         $        (2.79)
Restructuring and Unusual Costs                                                                   -                    .18
Cumulative Effect of Change in Accounting Principle                                               -                   2.68
                                                                                     --------------         --------------
                                                                                     $          .22         $          .07
                                                                                     ==============         ==============

                                                                                               Three Months Ended
                                                                                     -------------------------------------
Business Segment Information                                                         March 29, 2003         March 30, 2002
--------------------------------------------------------------------------------------------------------------------------
Revenues:
   Pulp and Papermaking Equipment and Systems                                        $       45,557         $       40,577
   Composite and Fiber-based Products                                                         5,818                  2,763
                                                                                     --------------         --------------
                                                                                     $       51,375         $       43,340
                                                                                     ==============         ==============
Gross Profit Margin:
   Pulp and Papermaking Equipment and Systems                                                   38%                    39%
   Composite and Fiber-based Products                                                           32%                    16%
                                                                                     --------------         --------------
                                                                                                37%                    37%
                                                                                     ==============         ==============
Operating Income (Loss):
   Pulp and Papermaking Equipment and Systems                                        $        5,240         $        1,883
   Composite and Fiber-based Products                                                           412                 (2,473)
   Corporate                                                                                 (1,040)                  (873)
                                                                                     --------------         --------------
                                                                                     $        4,612         $       (1,463)
                                                                                     ==============         ==============
Adjusted Operating Income (Excludes Restructuring and Unusual Costs):
   Pulp and Papermaking Equipment and Systems (b)                                    $        5,240         $        3,881
   Composite and Fiber-based Products (c) (d)                                                   412                   (834)
   Corporate                                                                                 (1,040)                  (873)
                                                                                     --------------         --------------
                                                                                     $        4,612         $        2,174
                                                                                     ==============         ==============
                                     -more-

                                                                                               Three Months Ended
                                                                                     -------------------------------------
Business Segment Information (continued)                                             March 29, 2003         March 30, 2002
--------------------------------------------------------------------------------------------------------------------------
Bookings:
   Pulp and Papermaking Equipment and Systems                                        $       58,128         $       43,744
   Composite and Fiber-based Products                                                         2,939                  2,988
                                                                                     --------------         --------------
                                                                                     $       61,067         $       46,732
                                                                                     ==============         ==============
Capital Expenditures:
   Pulp and Papermaking Equipment and Systems                                        $          202         $          332
   Composite and Fiber-based Products                                                           648                    263
   Corporate                                                                                      3                      -
                                                                                     --------------         --------------
                                                                                     $          853         $          595
                                                                                     ==============         ==============


                                                                                              Three Months Ended
                                                                                     -------------------------------------
Cash Flow and Other Data                                                             March 29, 2003         March 30, 2002
--------------------------------------------------------------------------------------------------------------------------
Cash (Used in) Provided by Operations                                                $       (1,040)        $        3,246
Depreciation and Amortization Expense                                                         1,285                  1,342




Balance Sheet Data                                                                   March 29, 2003         Dec. 28, 2002
--------------------------------------------------------------------------------------------------------------------------
Cash and Short-term Investments                                                      $       44,977         $       44,429
Short- and Long-term Debt                                                                       961                  1,165
Net Cash                                                                                     44,016                 43,264
Shareholders' Investment                                                                    188,336                181,257

(a) Restated to reflect a transitional goodwill impairment charge recorded as a cumulative effect of change in accounting principle in accordance with the adoption of SFAS No. 142, and the reclassification to other nonoperating income of an extraordinary item resulting from repurchases of our subordinated convertible debentures in accordance with the adoption of SFAS No. 145.
(b) Excludes restructuring and unusual costs of $1,998 in the 2002 period.
(c) Excludes restructuring and unusual costs of $1,639 in the 2002 period.
(d) Includes operating income of $84 in the 2003 period and an operating loss of $1,054 in the 2002 period from the composite building products business.


         Kadant will hold its earnings conference call on Thursday, May 1, 2003, at 11 a.m. Eastern time. To listen, call 800-709-2159 within the U.S., or 973-582-2810 outside the U.S. You can also listen to the call live on the Web by visiting www.kadant.com and clicking on "Investors." An audio archive of the call will be available on our Web site until May 15, 2003.

         Kadant Inc. is a leading supplier of a range of products for the global papermaking and paper recycling industries, including stock-preparation equipment, water-management systems, and papermaking accessories. We also develop and manufacture composite building materials produced from recycled fiber and plastic. Kadant, based in Acton, Massachusetts, reported $186 million in revenues in 2002 and employs approximately 1,100 people worldwide. For more information, please visit www.kadant.com.

         The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements regarding our projected operating results, the future performance of our businesses, and our use of cash in the future. Important factors that could cause actual results to differ materially from those indicated by such statements are set forth under the heading "Risk Factors" in Kadant's annual report on Form 10-K for the fiscal year ended December 28, 2002. These include risks and uncertainties relating to our dependence on the pulp and paper industry; international sales and operations; competition; ability to manufacture and distribute composite building products, and the seasonality in sales and the long-term performance of such products; availability of raw materials and exposure to commodity price fluctuations related to the manufacture of composite and fiber-based products; acquisition strategy; protection of patents and proprietary rights; fluctuations in quarterly operating results; and obligations or other consequences arising from our spinoff from Thermo Electron Corporation. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

                                      ###